FOR FURTHER INFORMATION:
North Pointe Holdings Corporation	Financial Relations Board
Brian J. Roney	Leslie Loyet
Senior Vice President — Finance	Director
(248) 358-1171	(312) 640-6672
lloyet@financialrelationsboard.com
FOR IMMEDIATE RELEASE
MONDAY, NOVEMBER 14, 2005
NORTH POINTE SECURES A.M. BEST RATING;
Financial Strength Rating Upgraded to B++
SOUTHFIELD, MI — November 14, 2005 — North Pointe Holdings Corporation (Nasdaq: NPTE), a property and casualty insurer that markets both specialty commercial and personal insurance products, reported that A.M. Best Co. (Best) has increased the financial strength rating of its subsidiary, North Pointe Insurance Company (NPIC), to B++ from B+.
Best cited the completion of the September 2005 IPO (initial public offering), its “beneficial impact on overall financial flexibility, holding company leverage, liquidity and improved statutory risk-adjusted capitalization to both NPIC and NPCIC (North Pointe Casualty Insurance Company)” as primary factors contributing to the increase. Additionally, Best noted, “The stable rating outlooks assigned to these companies reflect A.M. Best’s expectations that both NPIC and NPCIC will maintain conservative underwriting leverage and also reflect the positive near-term earnings potential of both companies.”
James Petcoff, chairman and chief executive officer commented, “We are excited by the rating increase from A.M. Best, and feel that this improvement substantiates our commitment to disciplined underwriting, claims management and overall capital structure. It further supports our growth initiatives and is a tribute to all the employees of North Pointe.”
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North Pointe Holdings Corporation
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About North Pointe Holdings Corporation
North Pointe Holdings is a property and casualty insurer that markets both specialty commercial and personal insurance products. With a focus on owner-operated businesses, the company is the nation’s largest insurer of independent bowling centers and the largest insurer of liquor liability insurance in Michigan. Commercial multi-peril insurance is offered to small businesses, such as artisans and contractors, in Florida. North Pointe’s personal lines include non-standard homeowners’ policies in Indiana and Illinois, and traditional homeowners’ policies in Florida.
Forward-Looking Statements
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as: North Pointe pricing accurately the risks it underwrites; the establishment of adequate loss and loss adjustment expense reserves; retention and recruiting of independent agents; failure to pay claims accurately; risks associated with high concentration of North Pointe’s business in certain geographic markets; inability to implement North Pointe’s growth strategies; possible assessments for guaranty funds, other insurance-related assessments and mandatory reinsurance arrangements and North Pointe’s ability to recover such assessments through future surcharges or other rate changes; the occurrence of severe weather conditions and other catastrophes; the cyclical and seasonal nature of the industries within which North Pointe operates; intense competition with other insurance companies; the potential loss of key personnel; North Pointe’s ability to obtain and retain trade association endorsements; performance of North Pointe’s various operating subsidiaries; restrictions that may limit the ability of North Pointe’s subsidiaries to pay dividends to North Pointe; existing and future regulations by the local, state and federal governments; the compliance of subsidiaries with minimum capital and surplus requirements; ratings of North Pointe’s insurance company subsidiaries by A.M. Best; the availability and pricing of reinsurance; the potential for non-payment or delay in payment by reinsurers; the outcome of current industry investigations; potential regulation limiting the use of undisclosed contingent commission arrangements with independent agents; adverse market conditions that could negatively impact North Pointe’s investment portfolio; reliance on information technology and telecommunication systems; and management’s ability to effectively manage a public company.
For further information regarding risks and uncertainties associated with North Pointe’s business, please refer to the “Risk Factors” section of the prospectus constituting part of North Pointe’s Registration Statement on Form S-1 (Reg. No. 333-122220) and to North Pointe’s SEC filings, including, but not limited to, its annual reports on Form 10-K and quarterly reports on Form 10-Q, copies of which are available on North Pointe’s website at http://www.npte.com.
All information in this release is as of November 14, 2005. North Pointe undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in North Pointe’s expectations.
To learn more about North Pointe Holdings Corporation, please visit www.npte.com
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